UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

SPARTAN ENERGY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

Contact: Fisker Inc.

310.374.6177

Fisker@GoDRIVEN360.com

FISKER ANNOUNCES STRATEGIC COOPERATION WITH MAGNA

●	Innovative new EV cooperation anticipated to secure previously communicated Q4 2022 start of production timing for the Ocean SUV, with manufacturing planned at Magna’s European vehicle assembly facility

●	Magna to be issued warrants to purchase up to 6% of the capital stock of Fisker following the proposed business combination between Fisker and Spartan Energy Acquisition Corp. (subject to the achievement of certain milestones) and will integrate deeply into the Ocean program to deliver a world-class electric vehicle

●	Fisker to leverage Magna’s EV architecture, combined with unique Fisker intellectual property, to finalize a new lightweight aluminum intensive ‘FM29’ platform for the Fisker Ocean SUV and potential future vehicles

LOS ANGELES (October 15, 2020) – Fisker Inc. (“Fisker”) today announced it is entering into agreements with Magna International Inc. (“Magna”) that provide the framework for strategic platform sharing and manufacturing cooperation for the Fisker Ocean SUV.

Henrik Fisker, chairman and chief executive officer of Fisker, stated, “We chose to leverage the Magna EV architecture after detailed due diligence on several options – and in consideration of our own product and technology strategy. Further, having Magna take such a committed position in the project and our company demonstrates the depth of this cooperation. Combined with our own Fisker developed IP, the new FM29 platform is projected to deliver class-leading range, interior space with third-row seating and overall vehicle performance. These factors, combined with capital investments, Bill of Materials and manufacturing costs will enable us to deliver the Ocean to market at a starting MSRP of $37,499.”

The Fisker Ocean will initially be manufactured exclusively by Magna in Europe, where it currently produces several high-quality vehicles on behalf of global brands. Magna has decades of experience in vehicle production, having produced more than 3.7 million vehicles of 30 different models. Magna and Fisker have agreed to work together to continue to develop new technologies that will accelerate innovation across multiple automotive systems and architectures for Fisker vehicles.

Using Fisker-Flexible Platform Adaptive Design (FF-PAD), Fisker’s design, engineering, and software teams will integrate Magna EV architecture with the award-winning exterior design of the Ocean. The new FM29 lightweight aluminum-intensive platform is the basis not only for the Ocean – but may also be the basis for future vehicles.

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Swamy Kotagiri, president of Magna International, added, “We are very happy to be able to work with Fisker on such an exciting sustainable product and to see what additional opportunities this cooperation may bring. This is a great example of our strategy to leverage our strong portfolio to scale for future mobility needs and utilize our full vehicle engineering and manufacturing capabilities. This is a unique competitive position for us, particularly with new mobility players and OEMs seeking to expand their electrified offerings.”

“This relationship with Magna marks an important milestone for Fisker as the company continues to make progress towards achieving its future goals. We are confident that Fisker will continue this positive momentum as we work towards the close of our transaction and beyond,” said Geoffrey Strong, chairman and chief executive officer of Spartan Energy Acquisition Corporation (NYSE: SPAQ) (“Spartan”) and senior partner, co-head of infrastructure and natural resources at Apollo Global Management, Inc. (NYSE:APO).

For additional information regarding Fisker’s agreements with Magna, please refer to the supplemental proxy materials to be filed by Spartan with the U.S. Securities and Exchange Commission on Oct. 15, 2020.

For more information, or for interview inquiries, contact Fisker@GoDRIVEN360.com.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more and to reserve the all-electric Fisker Ocean, visit www.FiskerInc.com .

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding Spartan’s proposed acquisition of Fisker, Spartan’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Spartan and Fisker disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Spartan and Fisker caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Spartan or Fisker. In addition, Spartan cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Spartan or Fisker following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of Spartan, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts Spartan’s or Fisker’s current plans and operations as a result of the announcement of the transactions; (v) Fisker’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Fisker to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Fisker may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Spartan’s periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other SEC filings. Spartan’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

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Important Information for Investors and Shareholders

In connection with the proposed business combination, Spartan Energy Acquisition Corp. has filed a definitive proxy statement with the SEC. Additionally, Spartan Energy Acquisition Corp. will file other relevant materials, including supplements to the definitive proxy statement, with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of Spartan Energy Acquisition Corp. are urged to read the definitive proxy statement (and any supplements thereto) and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Spartan Energy Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies of Spartan’s shareholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Spartan’s executive officers and directors in the solicitation by reading Spartan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the definitive proxy statement and other relevant materials filed with the SEC in connection with the business combination. Information concerning the interests of Spartan’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, are set forth in the definitive proxy statement relating to the business combination.

# # #

10/15/2020 Fisker Ties Up With Magna To Build Its Electric Ocean SUV

EDITORS' PICK | 7,481 views | Oct 15, 2020, 09:00am EDT

Fisker Ties Up With Magna To Build Its Electric Ocean SUV

Alan Ohnsman Forbes Staff
Transportation

FISKER
FISKER

The electric Fisker Ocean goes into production in late 2022, priced from $37,500. FISKER

Fisker Inc.'s odds of turning its battery-powered Ocean crossover vehicle into reality just got a lot better. The Los Angeles startup led by luxury car designer Henrik Fisker has enlisted auto engineering heavyweight Magna in a broad partnership to start building it in two years.

https://www.forbes.com/sites/alanohnsman/2020/10/15/fisker-ties-up-with-magna-to-build-its-electric-ocean-suv/#13306a522047 1/5

10/15/2020 Fisker Ties Up With Magna To Build Its Electric Ocean SUV

Self-described "digital car company" Fisker has said for months it would outsource Ocean production instead of building its own plant to hold down costs. The production announcement comes ahead of the listing shares on the New York Stock Exchange this month through a SPAC merger. Magna, which assembles vehicles under contract for BMW, Daimler, Jaguar Land Rover and Toyota, will build the Ocean at its Graz, Austria, plant.

"The decision is to do a very deep, strategic partnership with Magna," Henrik Fisker tells *Forbes*. "It includes Magna taking a 6% equity stake in Fisker and Magna being responsible for manufacturing the Fisker Ocean, which is still on target as planned in Q4 2022. And it includes using Magna's EV architecture and platform."

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Securing a veteran production partner that can also supply key components, engineering services and even crash-testing, combined with the more than $1 billion Fisker has raised through its stock listing and other fundraising, positions the startup to get its battery-powered SUV on the market relatively fast. Whether consumer demand in the U.S. and Europe, where Ocean will be sold first, meets Fisker's target of 50,000 units in 2023, remains unknown.

Unveiled in January at CES in Las Vegas, the stylish, electronics-laden Ocean has the interior volume of a BMW 5-Series but a base price of just $37,500–less than half what the cheapest Tesla TSLA -3.3% Model X goes for. It can be leased for as little as $379 a month.

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10/15/2020 Fisker Ties Up With Magna To Build Its Electric Ocean SUV

FISKER

Magna will build Fisker's Ocean SUV at a factory in Graz, Austria. FISKER

Fisker says the low-cost approach it's taking–especially by avoiding the $1 billion expense of building a plant–will allow it to be cashflow positive by as early as 2023. Magna's 6% stake is in exchange for engineering and production services and doesn't include cash investment.

Fisker Inc. is the second attempt at a successful electric car company by the Danish-born designer, who's styled premium cars for BMW, Aston Martin and was brought in to Tesla by Elon Musk to work on early versions of what eventually became the Tesla Model S. His first attempt, Fisker Automotive, ultimately filed for bankruptcy in 2013 despite having a visually stunning plug-in hybrid, early VC funding and a $527 million low-cost federal loan (of

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10/15/2020 Fisker Ties Up With Magna To Build Its Electric Ocean SUV

which $193 million was used). A tough experience, but one that informs Henrik Fisker's approach with Fisker Inc.

"You learn more from failure than success, but I would rather have success," he says. "Sometimes you need to fail to understand what are those fine things, the unique things that you need to do to get success."

His first startup was not a "well-oiled machine" and scrambled to resolve technical glitches, battery flaws and supplier problems while trying to get its own U.S. plant ready for production. With the new Fisker Inc., the focus is vehicle design, software, a user app and sales and service–with Magna handling vehicle engineering and manufacturing. "We're going to take more of the approach of Apple AAPL -1.1% and Foxconn."

Another big change: a decade ago the supply base for batteries and parts for electric vehicles was tiny. The current rapid pace of EV industry development, spurred largely by Tesla, has changed the supply base dramatically, creating new opportunities for startups to source batteries, motors and critical components from numerous companies. Fisker hasn't yet identified which company will supply lithium-ion cells for its battery packs.

"I said from the beginning to the investors, 'we're not here to prove to the world that we can manufacture a car better than Toyota or anybody else,'" Fisker says. "We're here to prove you can put amazing vehicles on the market that are emotional and sustainable."

https://www.forbes.com/sites/alanohnsman/2020/10/15/fisker-ties-up-with-magna-to-build-its-electric-ocean-suv/#13306a522047 4/5

10/15/2020 Fisker Ties Up With Magna To Build Its Electric Ocean SUV

Car designer Henrik Fisker is targeting younger buyers with the Ocean SUV, with leases priced from $379 a month. [-] FISKER

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Alan Ohnsman

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From Los Angeles, the U.S. capital of cars and congestion, I try to make sense of technology-driven changes reshaping transportation, cities and how we get around. Find me on Twitter at @alanohnsman **Read Less**

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